SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2002

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-4988	74-1668471

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1212 No. Hercules Avenue, Clearwater, Florida	34625

(Address of principal executive offices)	(Zip Code)

(813) 461-3000

(Registrant’s telephone number, including Area Code)

Non applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5.    Other Events

Clearwater Florida, December 4, 2002. Aerosonic Corporation announced today the promotion of David Baldini to the position of President. J. Mervyn Nabors will remain in an active role as Chairman of the Board. Mr. Baldini has served as President of the company’s Charlottesville Va. Division, Avoinic Specialties Incorporated for the past nine years.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION (Registrant)

Date: December 16, 2002	/s/ J. Mervyn Nabors
(Chief Executive Officer)